EXHIBIT32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Tarheel Billboard, Inc. (the "Company") on Form 10-K for the period ending June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David Temple, President, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 15, 2013	By:	/s/ David Temple
David Temple
Principal Executive Officer and Principal Accounting Officer